UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2023

WRAP TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	000-55838	98-0551945
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1817 W 4thStreet, Tempe, Arizona 85281
(Address of principal executive offices)

(800) 583-2652
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	WRAP	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Principal Executive Officer

On December 12, 2023, the Board of Directors (the “Board”) of Wrap Technologies, Inc. (the “Company”) appointed Scot Cohen (53), the Company’s current Executive Chairman of the Board, to the position of Principal Executive Officer, effective immediately. Mr. Cohen cofounded the Company in March 2016, and has previously served as a non-independent Director of the Company from June 2021 until October 2023 and Executive Chairman of the Company from July 2017 until June 2021 and then again beginning in October 2023. Mr. Cohen has over 20 years of experience in institutional asset management, wealth management, and capital markets. He currently manages several operating partnerships that actively invest in the energy sector in addition to maintaining an active investment portfolio in various public companies, early-stage private companies, hedge funds and alternative assets including real estate. Mr. Cohen is the Founder and Managing Partner of V3 Capital Partners, a private investment firm focused on early-stage companies primarily in the consumer products industry, and Co-Manager of Red Fortune Fund, a private equity fund based in Hong Kong. Mr. Cohen also is the Founder of Petro River Oil, LLC and Chairman of Petro River Oil Corp. (OTCBB: PTRC), a publicly traded oil and gas producer with assets in Kansas and Oklahoma, and Petro Spring LLC, a global oil and gas technology solutions provider. Prior to creating V3 Capital Partners, Mr. Cohen was the Founder and Managing Partner at Iroquois Capital Opportunity Fund, a special situations private equity investment fund, and a Co-Founder of Iroquois Capital, a hedge fund with investments in small and micro-cap private and public companies. Mr. Cohen currently serves on the board of directors of Charlie’s Holding, Inc. (OTCQB: CHUC), and has served as Executive Chair of the board of directors of Petro River Oil Corp. since 2012. Mr. Cohen earned his Bachelor of Science degree from Ohio University in 1991.

Mr. Cohen previously entered into an Employment Agreement with the Company (the “Agreement”) relating to the terms of his employment and compensation as the Board’s Executive Chairman, and he will not be provided any additional compensation for his service as Principal Executive Officer. There is no arrangement or understanding between Mr. Cohen and any other person pursuant to which he was appointed as Principal Executive Officer. There are no family relationships between Mr. Cohen and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer of the Company.

Employment Agreement

As previously reported on Form 8‑K filed on October 16, 2023, in connection with Mr. Cohen’s appointment as Executive Chairman, the Company and Mr. Cohen entered into the Agreement on October 12, 2023.

Other Transactions

As previously reported on Form 8‑K filed on June 30, 2023, on June 29, 2023, the Company entered into the Purchase Agreement with certain accredited and institutional investors (collectively, the “Investors”), including Mr. Cohen and V4 Global LLC (“V4”), an entity over which Mr. Cohen exercises control and whose securities are beneficially owned by Mr. Cohen, pursuant to which the Company sold to the Investors in a registered direct offering (the “Offering”) (i) an aggregate of 10,000 shares (the “Preferred Shares”) of the Company’s Series A Convertible Preferred Stock, with par value $0.0001 per share and a stated value of $1,000 per share, convertible into shares of Common Stock and (ii) warrants (the “Investor Warrants”) to acquire up to an aggregate of 6,896,553 shares of Common Stock. The Preferred Shares are convertible into shares of Common Stock (the “Conversion Shares”) at the election of the holder at any time at an initial conversion price of $1.45 (the “Conversion Price”), which is subject to customary adjustments for stock dividends, stock splits, reclassifications and the like, and subject to price-based adjustment in the event of any issuances of Common Stock, or securities convertible, exercisable or exchangeable for Common Stock, at a price below the then-applicable Conversion Price (subject to certain exceptions). The holders of the Preferred Shares are entitled to dividends payable in cash or, at the election of the Company, in shares of Common Stock (“Dividend Shares”), or in a combination of cash and Dividend Shares, in each case, in accordance with the terms of the Certificate of Designations of the Preferred Stock. In connection with the Offering, the Company sold to Mr. Cohen and V4 an aggregate of 3,000 Preferred Shares and Investor Warrants to purchase up to an aggregate of 2,068,966 shares of Common Stock, for aggregate gross proceeds of $3,000,000.70.

Status of Previous Principal Executive Officer

As of the time of Mr. Cohen’s appointment as the Company’s Principal Executive Officer, Kevin Mullins ceased to serve as the Company’s Principal Executive Officer. Mr. Mullins will continue to serve as the Company’s President and Chief Executive Officer and as a Director. Mr. Mullins is a party to that certain Executive Employment Agreement entered into by and between the Company and Mr. Mullins on April 13, 2022.

Resignation of Kevin Sherman

On December 12, 2023, Kevin Sherman tendered his resignation from his positions as a member of the Board and any committees thereof, effective as of December 31, 2023. Mr. Sherman’s decision to resign was not the result of any dispute or disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2023, the Board of the Company approved an amendment to the Amended and Restated Bylaws of the Company (the “Amendment”) for the purpose of reducing the threshold required to establish a quorum for its meetings of stockholders from a majority of the outstanding shares of the Company entitled to vote, represented in person or by proxy, to one-third of the outstanding shares of the Company entitled to vote, represented in person or by proxy at such meetings. The Amendment became effective upon adoption by the Board.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to the Amended and Restated Bylaws of Wrap Technologies, Inc.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRAP TECHNOLOGIES, INC.

Date: December 15, 2023	By:	/s/ Chris DeAlmeida
Chris DeAlmeida
Chief Financial Officer